UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

Cincinnati Bancorp

(Exact name of registrant as specified in its charter)

Federal	000-55529	47-4931771
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6581 Harrison Avenue, Cincinnati, Ohio	45247
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 574-3025

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

 On October 14, 2015, Cincinnati Bancorp (the “Company”), the federally-chartered holding company for Cincinnati Federal (the “Bank”), issued a press release announcing that it completed its stock offering in connection with the mutual holding company reorganization of the Bank on October 14, 2015. The Company sold 773,663 shares of common stock at $10.00 per share in the subscription offering for gross proceeds of approximately $7.7 million, including 67,397 shares purchased by the Bank’s employee stock ownership plan. In connection with the reorganization, the Company also issued 945,587 shares of common stock to CF Mutual Holding Company, a federally-chartered mutual holding company. The Company’s press release is included as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BANCORP

DATE: October 14, 2015	By:	/s/ Joseph V. Bunke
Joseph V. Bunke
President